Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Amendment No. 1 to Registration Statement on Form S-3 of Lyondell Chemical Company of the following reports, which appear in Lyondell Chemical Company’s Annual Report on Form 10-K for the year ended December 31, 2004. We also consent to the references to us under the heading “Experts” in such Registration Statement.

•	Our report dated March 16, 2005 on our audits of the consolidated financial statements of Lyondell Chemical Company relating to the financial statements, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting.

•	Our report dated March 16, 2005 on our audits of the consolidated financial statements of Equistar Chemicals, LP relating to the financial statements, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting.

•	Our report dated February 26, 2005 on our audits of the financial statements of LYONDELL-CITGO Refining LP.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Houston, Texas

May 13, 2005